Power of Attorney

Reports Under Section 16(a)

of the Securities Exchange Act of 1934

 KNOW ALL MEN BY THESE PRESENTS that the undersigned,

a director, executive officer or beneficial owner of more than ten percent of the equity securities of The Washington Post Company,

a Delaware corporation (hereinafter called the Company), hereby appoints VERONICA DILLON, JOHN B. MORSE, JR., WALLACE COONEY, and

DANIEL J. LYNCH, and each of them, the undersigneds true and lawful attorneys-in-fact and agents with full power to act without the other and with full power of substitution and re-substitution, to execute,

deliver and file, for the undersigned and in the undersigneds name,

place and stead, any and all statements, reports and forms, and any and all amendments and supplements thereto, required to be filed with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations adopted thereunder, in each case as the same may be amended from time to time, with respect to the ownership and changes in

ownership of equity securities of the Company and derivatives of such equity securities, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange

Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is not longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless (i) earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (ii) with respect to each individual attorney-in-fact, upon their retirement or termination of employment with the Company.

Dated:  January 18, 2007

            /s/Donald E. Graham